[Avondale Industries, Inc. Letterhead]

          IMMEDIATELY - July 6, 1999

          Thomas M. Kitchen:     (504) 436-5237
          Eugene K. Simon, Jr.:   (504) 436-5664

          AVONDALE/LITTON RECEIVE EARLY TERMINATION OF HART-SCOTT-RODINO WAITING PERIOD


NEW ORLEANS, LOUISIANA - Avondale Industries, Inc. (NASDAQ/NMS-AVDL) announced today that on Friday, July 2, 1999, the Federal Trade Commission granted early termination of the pre-merger waiting period under the Hart-Scott-Rodino Act relating to the proposed merger of Avondale with Litton Industries, Inc.

The acquisition is subject to approval by Avondale shareholders at a special shareholders meeting scheduled for July 27, 1999 and other customary closing conditions. The merger is anticipated to close shortly afterwards.

Avondale Industries, Inc. based in metro New Orleans, designs, builds and overhauls ships for the U.S. Navy, the U.S. Coast Guard and commercial customers.

Litton is a leader in worldwide technology markets for advanced electronic, defense and information systems, and is a major designer and builder of surface combatant ships for the U.S. Navy and allied nations.



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